UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 22, 2011, our wholly-owned subsidiary, BRT RLOC LLC entered into a revolving credit facility.  The following summary of the material terms of this transaction is qualified in its entirety by reference to the transaction documents which are filed as exhibits to this report:

Borrower:	BRT RLOC LLC, a wholly-owned subsidiary of BRT Realty Trust.

Guarantor:	BRT Realty Trust has guaranteed the payment and performance of BRT RLOC’s obligations under the transaction documents.

Lenders:	Capital One N.A. (and the other lenders from time-to-time that are party to the transaction documents).

Loan Type:	A senior secured revolving facility (funds can be borrowed, repaid and borrowed again, subject to the payment of breakage fees and compliance with other terms and conditions of the facility).

Amount of Facility:

Subject to compliance with specified conditions, our subsidiary may borrow the lesser of $25 million or the borrowing base. The borrowing base is at any time, and subject to specified limitations, the sum of:

(i) for each eligible pledged receivable secured by retail, office or multi-tenant or multi-family housing with a debt yield (as described) of:

•                  at least 8% or more, the outstanding balance of such receivable multiplied by 65%, as determined by Capital One in its sole discretion; and

•                  less than 8%, the outstanding balance of such receivable multiplied by 50%, as determined by Capital One in its sole discretion, and

(ii) for each eligible pledged receivable secured by income producing hotel properties with a debt yield, of at least 12%, the outstanding balance of such receivable multiplied by 40%, as determined by Capital One in its sole discretion.

Debt yield is the percentage equivalent of the quotient obtained by dividing the net operating income of the mortgaged property by the amount of the related mortgage loan.

Use of Proceeds:	The funds borrowed may be used to fund eligible commercial mortgage loans receivables and for the borrower’s general corporate purposes.

Maturity Date:	June 2014, subject to our right, upon satisfaction of specified conditions, to convert the amount outstanding to an 18 month term loan.

Interest Rate:	The greater of (i) 4% plus LIBOR (30, 60 or 90 days, as selected by us) and (ii) 5.5% per annum.

Fees:

We are required to pay a fee of (i) $82,500 on each of June 22, 2011, 2012 and 2013, (ii) if we convert the facility to a term loan, an amount equal to 0.5% of the outstanding principal amount of our outstanding borrowing and (iii) $1,500 for each loan to us under the facility.

Security:	All pledged receivables included in the borrowing base or otherwise pledged to Capital One and the proceeds therefrom.

Covenants:

The transaction documents contain various (i) restrictions, including those restricting the transfer of all or substantially all of our assets, completing specified business combinations, entering into transactions with affiliates and making certain payments after an event of default and (ii) covenants, requiring among other things, maintenance of adequate levels of capitalization and insurance. In addition,

•                                          BRT Realty Trust is (i) required to maintain on a quarterly basis and on a consolidated basis, net worth of not less than $100 million and liquidity of not less than $7.5 million, in each case as calculated pursuant to the loan and security agreement and (ii) prohibited from incurring debt, with specified exceptions, in excess of five percent of its net worth.

•                                          BRT RLOC is (i) required to maintain a debt service coverage ratio and a collateral coverage ratio of not less than 1.5 to 1.0, in each case as calculated pursuant to the loan and security agreement and (ii) prohibited from incurring debt, with specified exceptions.

Servicing:	BRT Realty Trust will service the assets and receivables of BRT RLOC.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Office Balance Sheet Arrangement of a Registrant.

The information called for by this item is incorporated by reference from Item 1.01.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, it should be noted that they are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                  may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

•                  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this report and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov and BRT’s website at www.BRTRealty.com

Exhibit
No.	Title of Exhibit

10.1

Loan and Security Agreement, dated as of June 22, 2011, among BRT RLOC LLC, as borrower, BRT Realty Trust, as guarantor, BRT Realty Trust, as servicer, Capital One, National Association. as agent, Capital One, National Association, as custodian, and the lenders from time-to-time party thereto.

10.2	Guaranty dated as of June 22, 2011, by BRT Realty Trust in favor of Capital One, National Association.

10.3	Account Control Agreement dated as of June 22, 2011 among Capital One, National Association, BRT RLOC LLC, and Capital One, National Association, as agent.

10.4	Revolving Loan Note dated as of June 22, 2011.

10.5	Servicing and Asset Management Agreement between BRT Realty Trust and BRT RLOC, LLC.

10.6	Custodial Agreement, dated as of June 22, 2011, among Capital One, National Association, as custodian-BRT RLOC LLC, BRT Realty Trust, as servicer, and Capital One, National Association, as agent.

99.1	Press release dated June 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 23, 2011	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President